UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 25, 2007

AMERICAN ENERGY PRODUCTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-52812	74-2945581
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6073 Hwy 281 South
Mineral Wells, Texas 76067
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (210) 410-8158

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Section 1--Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Effective July 25, 2007, Bent Arch Petroleum, Inc. (“Bend Arch”), a wholly-owned subsidiary of Registrant, executed a Modification and Extension Agreement (the “Agreement”) in relation to a $2,000,000 Promissory Note (Note”) that became due and payable on the same date.  The Note is issued to Proco Operating Co., Inc. (“Proco”), a company controlled by the brother of the Company’s Chief Executive Officer and a director.  The purpose of the Note is to secure payment for oil and gas leases and wells located in Comanche and Eastland counties in the State of Texas sold to Bend Arch by Proco on June 15, 2004.  The Note replaced a $2,000,000 convertible debenture dated January 5, 2004.

The original term of the Note included (i) the payment of interest at a rate of eight percent (8%) per annum (ii) principal and interest due and payable on July 25, 2007 (iii) no prepayment penalty (iv) payment made in excess of sixty (60) days after the due date of July 25, 2007 is a default of the Note and Bend Arch will forfeit all ownership of the related leases and wells and relinquish operations on the lease and wells to Proco, and (v) upon a default of the Note, Bend Arch will vacate the leases with no rights of ownership and execute the necessary documents to transfer the leases and wells to Proco or its assigns.

The Agreement modifies the terms of the Note as follows:
•	The maturity date of the Note is extended to September 25, 2007.
•
Bend Arch covenants that as long as the Note is outstanding and unpaid, no transfer, assignment or sale of the underlying leases and wells securing the payment of the Note will be allowed without the written approval of Proco.

The documents comprising the above items are filed as Exhibit 99.1 and 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Modification and Extension Agreement dated July 25, 2007
99.2	Promissory Note dated June 15, 2004 by and between Bend Arch Petroleum, Inc. and Proco Operating Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ENERGY PRODUCTION, INC.

Date: August 1, 2007	By:	/s/ Charles Bitters
Charles Bitters
Chief Executive Officer